Exhibit 99.1

ENDEAVOR TO SELL DIAMOND BASEBALL HOLDINGS TO SILVER LAKE

Beverly Hills, CA (August 9, 2022) – Endeavor Group Holdings, Inc. (NYSE: EDR), a global sports and entertainment company, today announced it has entered into a definitive agreement to sell its Professional Development League (PDL) business, Diamond Baseball Holdings (DBH), to Silver Lake, the global leader in technology investing (the “Transaction”).

Diamond Baseball Holdings has been operating under Endeavor in its mission to bring value to local Minor League Clubs affiliated with Major League Baseball through professional management, best practices, innovation and investment. To date, Diamond Baseball Holdings has acquired 10 Clubs: Iowa Cubs (Triple-A affiliate of the Chicago Cubs); Memphis Redbirds (Triple-A affiliate of the St. Louis Cardinals); Scranton/Wilkes Barre RailRiders (Triple-A affiliate of the New York Yankees); Hudson Valley Renegades (High-A affiliate of the New York Yankees); San Jose Giants (Single-A affiliate of the San Francisco Giants); Gwinnett Stripers (Triple-A affiliate of the Atlanta Braves); Mississippi Braves (Double-A affiliate of the Atlanta Braves); Rome Braves (High-A affiliate of the Atlanta Braves); Augusta GreenJackets (Single-A affiliate of the Atlanta Braves); Oklahoma City Dodgers (Triple-A affiliate of the Los Angeles Dodgers).

Under Silver Lake’s ownership, Pat Battle and Peter Freund will continue to lead the PDL business as Executive Chairman and Chief Executive Officer of Diamond Baseball Holdings, respectively.

“Ultimately our relationship with MLB and the MLBPA took priority given the importance of our overall agency business and our continued investment in our baseball representation practice within WME Sports,” said Mark Shapiro, President, Endeavor. “Silver Lake will be an excellent partner to these Clubs going forward given their deep understanding of the business and their incredible track record of investment in sports IP.”

“We look forward to working closely with Silver Lake and continuing the momentum in championing Minor League Baseball,” said Pat Battle, Executive Chairman, and Peter Freund, CEO, Diamond Baseball Holdings. “Coming off several months of invaluable support and guidance from Endeavor in establishing this organization, and now moving into Silver Lake’s proven portfolio, the entire DBH organization is enthusiastically focused on this next phase of aggressively growing the business.”

“Since its launch, DBH has established a leadership position in Minor League Baseball, with its Clubs playing a pivotal role in local communities across the U.S.,” said Stephen Evans, Managing Director, Silver Lake. “We are excited to partner with Pat, Peter and their team to help advance DBH’s mission.”

The Transaction is expected to close in the fourth quarter of 2022, subject to applicable regulatory consents and approvals and the satisfaction of certain customary closing conditions.

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About Endeavor

Endeavor is a global sports and entertainment company, home to many of the world’s most dynamic and engaging storytellers, brands, live events and experiences. The company is comprised of industry leaders including entertainment agency WME; sports, fashion, events and media company IMG; and premier mixed martial arts organization UFC. The Endeavor network specializes in talent representation, sports operations & advisory, event & experiences management, media production & distribution, experiential marketing and brand licensing.

About Diamond Baseball Holdings

Diamond Baseball Holdings (DBH) was formed in 2021 to support, promote and enhance Minor League Baseball Clubs affiliated with Major League Baseball through professional management, best practices, innovation and investment. DiamondBaseballHoldings.com

About Silver Lake

Silver Lake is a global technology investment firm, with more than $88 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe and Asia. Silver Lake’s portfolio companies collectively generate nearly $254 billion of revenue annually and employ approximately 557,000 people globally.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that do not relate to matters of historical fact should be considered forward-looking statements, including expectations regarding the timing of the closing of the Transaction. These forward-looking statements are based on management’s current expectations, are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results to materially differ from what is expressed or implied by the forward-looking statements, including, but not limited to the factors discussed in Part I, Item 1A “Risk Factors” in Endeavor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and Endeavor’s Investor Relations site at investor.endeavorco.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, Endeavor undertakes no obligation to update or revise any forward-looking statements.

Media contacts:

Matthew Benson / Silver Lake

matthew.benson@silverlake.com

Christian Muirhead / Endeavor

press@endeavorco.com